UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 26, 2000



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5.  Other Events

On July 25, 2000, Farm Family Holdings, Inc. issued a press release announcing the results of its operations for the second quarter ended June 30, 2000.

Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99    - Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           FARM FAMILY HOLDINGS, INC.
                                  (Registrant)




         July 26, 2000                  /s/ Philip P. Weber
--------------------------------   ---------------------------------------------
            (Date)                                Philip P. Weber
                                                 President and CEO

             Farm Family Holdings Reports Increased Operating Income
                   for the Second Quarter Ended June 30, 2000

Glenmont, New York - July 25, 2000 - Farm Family Holdings, Inc. (NYSE: FFH) ("the Company") today announced that consolidated operating income for the second quarter of 2000 increased to $5,268,000 compared to $5,144,000 for the same period in 1999. On a diluted per share basis, consolidated operating income increased to $0.86 for the second quarter of 2000 compared to $0.84 for the same period in 1999. Consolidated operating income for the first six months of 2000 was $8,957,000 compared to $8,706,000 for the same period in 1999. On a diluted per share basis, consolidated operating income for the first six months of 2000 was $1.46 compared to $1.53 for the same period in 1999.

Net income for the second quarter of 2000 was $5,028,000 compared to $5,154,000 for the second quarter of 1999. On a diluted per share basis, net income was $0.82 for the second quarter of 2000 compared to $0.84 for the same period in 1999. Net income for the first six months of 2000 was $21,437,000 compared to $8,897,000 for the same period in 1999. On a diluted per share basis, net income for the first six months of 2000 was $3.50 compared to $1.56 for the same period in 1999. In addition, book value on a diluted per share basis increased to $32.24 per share as of June 30, 2000.

Philip P. Weber, President and CEO of Farm Family Holdings, said, "Overall, I am pleased with the Company's operating results for the second quarter. We continue to grow profitably and we are emphasizing the marketing of multiple policies into the households and businesses in the markets we serve. Clearly, our expense management program continues to enhance our operating results."

Property and Casualty Insurance Business

For the second quarter of 2000, property and casualty premium revenue increased $3,721,000 to $48,444,000 compared to $44,723,000 for the same period in 1999.
The increase was primarily attributable to an increase of $2,561,000 in premium revenue from our direct writings and a decrease of $2,198,000 in premiums ceded to reinsurers. The decrease in premium revenue ceded to reinsurers was primarily attributable to a decrease in premiums ceded pursuant to the Company's aggregate stop loss reinsurance program. These increases were partially offset by a $1,065,000 decrease in revenue from voluntary assumed reinsurance premiums.

For the first six months of 2000, property and casualty premium revenue increased $2,909,000 to $95,966,000 compared to $93,057,000 for the same period in 1999. The increase was primarily attributable to an increase of $4,417,000 in premium revenue from our direct writings, due in part to the inclusion of United Farm Family since April 6, 1999, and a decrease of $162,000 in premiums ceded to reinsurers. These increases were partially offset by a decrease of $1,442,000 in revenue from voluntary assumed reinsurance premiums.

For the second quarter of 2000, property and casualty net written premiums were $63,330,000 compared to $48,413,000 for the same period in 1999. For the first six months of 2000, property and casualty net written premiums were $120,675,000 compared to $97,156,000 for the same period in 1999, which includes the operations of United Farm Family since April 6, 1999. The increase in property and casualty net written premiums for the first six months of 2000 was primarily attributable to an increase of $25,989,000 in direct written premiums (excluding assigned risk automobile business premiums) largely as a result of the conversion of our personal and commercial automobile policies in certain states from six-month to twelve-month policies. Excluding the impact of converting personal and commercial automobile policies from six-month to twelve-month policies in certain states, we estimate that property and casualty direct written premiums (excluding assigned risk automobile business premiums) would have increased approximately $6,820,000 or 7.1% to $102,330,000 for the first six months of 2000. This increase was partially offset by a decrease of $1,828,000 in assigned risk automobile premiums and a decrease of $525,000 in voluntary assumed reinsurance premiums.

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

The GAAP combined ratio for property and casualty business was 100.1% for the second quarter of 2000 compared to 98.5% for the same period in 1999. Excluding United Farm Family, the GAAP combined ratio was 98.7% for the second quarter of 2000 compared to 95.9% for the same period in 1999. Losses and loss adjustment expenses for our property and casualty business were 76.3% of premium revenue for the second quarter of 2000 compared to 73.6% for the same period in 1999. The increase in the loss and loss adjustment expense ratio was primarily attributable to an increase in weather-related losses incurred by Farm Family Casualty during the second quarter of 2000. Weather-related losses incurred by Farm Family Casualty during the second quarter of 2000 increased to $2,631,000 compared to $1,072,000 for the same period in 1999. The underwriting expense ratio for property and casualty business was 23.8% for the second quarter of 2000 compared to 24.9% for the same period in 1999. The decrease in the underwriting expense ratio is primarily attributable to the continued execution of the Company's expense management program.

Operating income for property and casualty business for the second quarter was $4,282,000 compared to $4,783,000 for the same period in 1999 and was $7,100,000 for the first six months of 2000 compared to $8,416,000 for the same period in 1999.

Life Insurance Business

Life insurance premium revenue was $9,420,000 for the second quarter of 2000 compared to $9,296,000 for the same period in 1999. Total collected premium from life insurance policies increased 3.7% to $10,179,000 for the second quarter of 2000 compared to the same period in 1999.

Life insurance operating income was $1,291,000 for the second quarter of 2000 compared to $635,000 for the same period in 1999. The increase in operating income was largely due to revisions made in the first quarter of 2000 to the Company's calculation of its estimate of profits on participating life insurance business allocable to stockholders. In addition, the Company's expense management program continues to improve operating results for our life insurance business.

The operations of the life insurance business have been included in the Company's operating results since April 6, 1999, when the Company acquired all of the outstanding capital stock of Farm Family Life.

Stock Repurchase Program

On April 25, 2000, the Company's Board of Directors adopted a stock repurchase plan that authorizes the Company to repurchase shares of its common stock in an aggregate amount of up to $7,500,000. During the second quarter of 2000, the Company repurchased 110,000 shares of its common stock for $3,019,000 at an average cost of $27.45 per share.

Farm Family Holdings is the parent of Farm Family Casualty Insurance Company and Farm Family Life Insurance Company. Farm Family Casualty and Farm Family Life's subsidiary, United Farm Family, are specialized property and casualty insurers of farms, agricultural related businesses and residents and businesses of rural and suburban communities. Farm Family Life sells individual whole life, term and universal life products, single and flexible premium deferred annuity products and disability income insurance products. Additional information regarding the Company is available at www.farmfamily.com.

                                    ***More***

Safe Harbor Statement under The Private Securities Litigation Reform Act of
1995:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements of the plans and objectives of the Company or its management, statements of future economic performance and assumptions underlying statements regarding the Company or its business. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside the Company's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, exposure to catastrophic loss, frequency and severity of losses, geographic concentration of loss exposure in New York, New Jersey, and the Northeastern United States generally, conditions specific to the insurance industry, including its cyclical nature, regulatory changes and conditions, rating agency policies and practices, competitive factors, claims development and the impact thereof on loss reserves and the Company's reserving policy, the adequacy of the Company's reinsurance programs, developments in the securities markets and the impact thereof on the Company's investment portfolio, the effect of regulatory changes governing personal automobile insurance in New Jersey and the impact thereof on the Company's direct written premium, losses and loss adjustment expenses, the risks associated with the legislative, regulatory and competitive environments in the states in which the Company currently operates, heightened competition, including specifically the intensification of competition, failure to obtain new customers or to retain existing customers, the Company's primary reliance, as a holding company, on dividends from its subsidiaries and the applicable regulatory restrictions on the ability of the Company's subsidiaries to pay such dividends, changes in tax laws, and other risks listed from time to time in the Company's Securities and Exchange Commission filings, including Form 10-K filed for the fiscal year ended December 31, 1999 and Form 10-Q filed for the quarter ended March 31, 2000.




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

                           FARM FAMILY HOLDINGS, INC.
                   Condensed Consolidated Statements of Income
                     ($ in thousands, except per share data)

                                                                                   Three Months Ended        Six Months Ended
                                                                                        June 30,                 June 30,

                                                                                    2000        1999        2000        1999
                                                                                 ------------------------------------------------

Revenues:
   Premiums from property/casualty operations                                       $48,444      $44,723   $95,966       $93,057
   Premiums from life and health operations and contract charges                      9,420        9,296    18,983         9,296
   Net investment income                                                             18,852       17,442    37,345        22,276
   Realized investment gains (losses), net                                             (948)        (67)    (1,156)          212
   Other income                                                                         295          459       916           736
                                                                                -------------------------------------------------
       Total revenues                                                                76,063       71,853   152,054       125,577
                                                                                -------------------------------------------------
Losses, benefits and expenses:
   Losses and loss adjustment expenses on property/casualty operations               36,954       32,923    75,488        69,409
   Policyholder contract benefits                                                    13,239       13,537    27,899        13,537
   Amortization expense                                                               9,788        9,169    18,539        18,165
   Other operating costs and expenses                                                 6,051        6,082    11,725         8,918
   Participating policyholders' interest                                              2,728        2,573   (13,167)        2,573
                                                                                -------------------------------------------------
       Total losses, benefits and expenses                                           68,760       64,284   120,484       112,602
                                                                                -------------------------------------------------

Income before federal income tax expense and preferred stock dividends                7,303        7,569    31,570        12,975
Federal income tax expense                                                            2,185        2,330     9,954         3,993
                                                                                -------------------------------------------------
Income before preferred stock dividends                                               5,118        5,239    21,616         8,982
Preferred stock dividends                                                                90           85       179            85
                                                                                -------------------------------------------------
             Net income attributable to common stockholders                          $5,028       $5,154   $21,437        $8,897
                                                                                =================================================

             Operating Income (1)                                                    $5,268       $5,144    $8,957        $8,706
                                                                                =================================================

Per Share Data

     Net income per share-Diluted                                                     $0.82        $0.84     $3.50         $1.56
                                                                                =================================================
     Operating income per share-Diluted (1)                                           $0.86        $0.84     $1.46         $1.53
                                                                                =================================================
     Weighted average shares outstanding-Diluted                                  6,094,763    6,100,551 6,131,029     5,696,139
                                                                                =================================================

(1) Operating income excludes the impact of realized investment gains (losses), non-recurring charges, and the related taxes thereon. See "Selected Segment Information " for a reconciliation of operating income to net income.





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



                           FARM FAMILY HOLDINGS, INC.
                      Condensed Consolidated Balance Sheets
                     ($ in thousands, except per share data)

                                                                                     June 30,    December 31, 1999
------------------------------------------------------------------------------------------------------------------
                                                                                   2000
Assets:
   Investments                                                                       $1,062,724           $1,071,681
   Cash and cash equivalents                                                             27,442               19,190
   Insurance receivables                                                                 82,782               55,223
   Deferred acquisition costs                                                            22,902               17,630
   Present value of future profits                                                       28,083               28,571
   Accrued investment income                                                             19,234               18,875
   Property and equipment, net                                                           14,689               14,520
   Deferred income tax asset, net                                                        31,049               29,605
   Other assets                                                                           6,323                4,884
                                                                            -----------------------------------------
             Total assets                                                            $1,295,228           $1,260,179
                                                                            =========================================

Liabilities:
   Reserves for losses and loss adjustment expenses
          for property/casualty insurance                                              $194,529             $186,130
   Reserves for policyholder contract benefits                                          246,338              238,272
   Funds on deposit from policyholders                                                  411,044              416,971
   Unearned premium reserve                                                              99,147               74,364
   Accrued dividends to policyholders                                                     5,446                5,263
   Accrued expenses and other liabilities                                                25,068               23,639
   Participating policyholders' interest                                                110,171              128,516
                                                                            -----------------------------------------
             Total liabilities                                                        1,091,743            1,073,155

Mandatory redeemable preferred stock                                                      5,830                5,830

Total stockholders' equity                                                              197,655              181,194
                                                                            -----------------------------------------
             Total liabilities and stockholders' equity                              $1,295,228           $1,260,179
                                                                            =========================================

 Book Value Per Share Outstanding                                                        $32.92               $29.65
                                                                            =========================================
 Book Value Per Share Outstanding (excluding SFAS 115 adjustment)                        $33.68               $30.07
                                                                            =========================================

 Book Value Per Share-Diluted                                                            $32.24               $30.46
                                                                            =========================================
 Book Value Per Share-Diluted  (excluding SFAS 115 adjustment)                           $32.99               $30.89
                                                                            =========================================

 Common Shares Outstanding                                                            6,003,984            6,110,684
                                                                            =========================================


                                    ***More***


                           FARM FAMILY HOLDINGS, INC.
                          Selected Segment Information
                                ($ in thousands)

                                                                    Three months ended         Six months ended
                                                                        June 30,                     June 30,
                                                                    2000         1999         2000          1999
                                                                    ----         ----         ----          ----

   Premium Revenues
      Property and casualty insurance                               $48,444      $44,723       $95,966      $93,057
      Life insurance                                                  9,420        9,296        18,983        9,296
                                                                -----------------------------------------------------
            Total                                                   $57,864      $54,019      $114,949     $102,353
                                                                =====================================================

   Net investment income
      Property and casualty insurance                                $5,715       $5,122       $11,271       $9,849
      Life insurance                                                 13,045       12,205        25,904       12,205
      Corporate and other                                                71          103           149          210
      Intersegment eliminations                                          21           12            21           12
                                                                -----------------------------------------------------
            Total                                                   $18,852      $17,442       $37,345      $22,276
                                                                =====================================================

   Other operating costs & expenses and amortization expense
      Property and casualty insurance
         Underwriting and amortization expenses                     $11,558      $11,116       $22,716      $22,636
         Dividends to policyholders                                      88           38            88          108
      Life insurance                                                  3,985        4,032         7,035        4,032
      Corporate and other                                               438          290           885          532
      Intersegment eliminations                                        (230)        (225)         (460)        (225)
                                                                -----------------------------------------------------
           Total                                                    $15,839      $15,251        $30,264      $27,083
                                                                =====================================================

   Operating Income
      Property and casualty insurance                                $4,282       $4,783        $7,100       $8,416
      Life insurance                                                  1,291          635         2,473          635
      Corporate and other                                              (305)        (274)         (616)        (345)
                                                                -----------------------------------------------------
            Total operating income                                    5,268        5,144         8,957        8,706
        Effect of retroactively including Excess Interest
           and Spreads, net of tax                                      ----        ----        12,746         ----
      Realized investment gains (losses), net of tax                   (240)          10          (266)         191
                                                                -----------------------------------------------------
               Net income                                            $5,028       $5,154       $21,437       $8,897
                                                                =====================================================

                                                                                           June 30,     December 31,
                                                                                              2000          1999
                                                                                              ----          ----

   Identifiable Assets
      Property and casualty                                                                   $483,609     $446,721
      Life insurance                                                                           806,109      810,487
      Corporate and other                                                                       68,900       71,014
      Intersegment eliminations                                                                (63,390)     (68,043)
                                                                                          ---------------------------
         Total                                                                              $1,295,228   $1,260,179
                                                                                          ===========================

                                    ***End***